Exhibit 99.2

This Statement on Form 4 is filed by: (i) Athene Annuity & Life Assurance Company, (ii) Athene Asset Management LLC, (iii) Apollo Life Asset Ltd., (iv) Apollo Capital Management, L.P., (v) Apollo Capital Management GP, LLC, (vi) Apollo Management Holdings, L.P., (vii) Apollo Management Holdings GP, LLC, (viii) Athene Holding Ltd., and (ix) Athene Group Ltd.

Name of Designated Filer:  Athene Group Ltd.

Date of Event Requiring Statement:  August 29, 2012

Issuer Name and Ticker or Trading Symbol:  Apollo Commercial Real Estate Finance, Inc. [ARI]

ATHENE ANNUITY & LIFE ASSURANCE COMPANY

By:	/s/ John Golden
Name: John Golden
Title: Secretary

ATHENE ASSET MANAGEMENT LLC

By:	/s/ John Golden
Name: John Golden
Title: Senior Vice President

APOLLO LIFE ASSET LTD.

By:	/s/ Cindy Michel
Name: Cindy Michel
Title: Vice President

APOLLO CAPITAL MANAGEMENT, L.P.

By:	Apollo Capital Management GP, LLC
its general partner

	By:	/s/ Cindy Michel
Name: Cindy Michel
Title: Vice President

APOLLO CAPITAL MANAGEMENT GP, LLC

By:	/s/ Cindy Michel
Name: Cindy Michel
Title: Vice President

APOLLO MANAGEMENT HOLDINGS, L.P.

By:	Apollo Management Holdings GP, LLC
its general partner

	By:	/s/ Cindy Michel
Name: Cindy Michel
Title: Vice President

APOLLO MANAGEMENT HOLDINGS GP, LLC

By:	/s/ Cindy Michel
Name: Cindy Michel
Title: Vice President

ATHENE HOLDING LTD.

By:	/s/ Tab Shanafelt
Name: Tab Shanafelt
Title: Chief Legal Officer and Secretary

ATHENE GROUP LTD.

By:	/s/ Brian F. Bresnahan
Name: Brian F. Bresnahan
Title: Director